                                                                  EXHIBIT 10.26

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT

                                  by and among


                               DANIEL F. SELLECK,
                               ROBERT D. SELLECK,
                             ROBERT D. SELLECK, II,
                                as the "Sellers,"

                                       and

                      SENIOR TOUR PLAYERS DEVELOPMENT, INC.
                                       and
                                   ITS NOMINEE
                                as the "Buyers,"

                                       and

                            THE RANCHITO COMPANY LLC,


                          Dated as of December 11, 1996

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT


     MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this "Agreement"), made as of the 11th day of December, 1996, by and among Daniel F. Selleck, an individual ("DFS"), Robert D. Selleck, an individual ("RDS"), Robert D. Selleck, II, an individual ("RDSII"), (collectively and together the "Sellers"), Senior Tour Players Development, Inc., a Nevada corporation ("STPD") (collectively and together with a nominee to be designated by STPD, the "Buyers"), and The Ranchito Company LLC, a Nevada limited liability company ("Ranchito").

                                    RECITALS:
                                    ---------

     A. WHEREAS, the Sellers own and hold in the aggregate, beneficially and of record, 48.5% of the membership interests (the "Interests") in Las Vegas Golf Center, L.L.C., a Delaware limited liability company ("LVGC");

     B. WHEREAS, Ranchito owns and holds, beneficially and of record, 30% of the interests in LVGC;

     C. WHEREAS, Buyers have entered into an agreement to purchase beneficial and record interests in LVGC of 21.5% from Larry K. White ("White") and Donald Weber ("Weber"), which will be consummated prior to the consummation of the transaction contemplated by this Agreement;

     D. WHEREAS, the Buyers desire to purchase from each of the Sellers, and each of the Sellers desires to sell to the Buyers, all of such Seller's Interest;

     E. WHEREAS, each of the Buyers desires to be admitted to LVGC as a member thereof (a "Member");

     F. WHEREAS, Ranchito desires to consent to the purchase by the STPD and its nominee of the Sellers' Interests and to the admission of each of the Buyers to LVGC as a Member of LVGC, and upon such admission, the Buyers and Ranchito desire to amend and the Limited Liability Company Agreement, dated as of October 14, 1996, of LVGC (as amended to date, the "LVGC Agreement"); provided that Ranchito has approved the nominee designated by STPD pursuant to sec. 6.1 of the LVGC Agreement; and

     G. WHEREAS, Sellers and STPD, among others, were parties to an Agreement dated November 8, 1996, ("Initial Agreement") related to the transfer of the interests by Sellers to STPD and STPD and Sellers' wish to terminate the Initial Agreement so that each party's rights and obligations shall be governed by this agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS
                    -----------------------------------------

     1.01 PURCHASE OF THE MEMBERSHIP INTERESTS FROM THE SELLERS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transaction contemplated by this Agreement (the " Closing"), each of the Sellers shall sell, transfer, convey, assign and deliver to the Buyers, and the Buyers shall purchase, acquire and accept from each of the Sellers, all of such Seller's right, title and interest (whether held beneficially or of record) in and to such Seller's Interest.

     1.02 CONSENT TO PURCHASE AND SALE AND ADMISSION TO LVGC["divided by" sign]. Each of the Sellers and Ranchito hereby irrevocably and unconditionally
(i) consents, in accordance with the requirements of Section 6.1 of the LVGC Agreement, to (a) the sale by each of the Sellers to the Buyers (STPD and its nominee), and the purchase by the Buyers (STPD and its nominee) from each of the Sellers, of all of each such Seller's Interest, and (b) the sale by White and Weber to the Buyers, and the Buyers purchase from White and Weber, of their interests, (ii) consents, in accordance with the requirements of Article VI of the LVGC Agreement, to the admission of the Buyers to LVGC as Members and the substitution of the Buyers for (a) the Sellers and/or (b) White and Weber as Members, and (iii) waives any and all requirements and conditions, whether imposed by Section 6.2 of the LVGC Agreement or otherwise, of execution and delivery by the Buyers of any assumption of any or all liabilities or obligations of any of the Sellers (except as set forth in the Seller Disclosure Agreement) under the LVGC Agreement, and acknowledges and agrees that the Buyers shall be admitted to LVGC as Members and substituted for the Sellers as Members upon the closing notwithstanding non-compliance with any such requirement or failure to satisfy any such condition.

     1.03 AMENDMENT AND RESTATEMENT OF LVGC AGREEMENT; MANAGEMENT AGREEMENT. Immediately upon effectiveness of the transactions referred to in Sections 1.01 and 1.02, (i) the LVGC Agreement shall be amended as the First Amended and Restated Limited Liability Company Agreement of LVGC (the " Amended LVGC Agreement") in the form of EXHIBIT A hereto, and (ii) LVGC and STPD shall enter into the Management Agreement, dated as of the Closing Date, in the form of EXHIBIT B attached hereto (the "New LVGC Management Agreement"). Each of the Buyers and Ranchito (each, a "Post-Closing Member") shall (a) execute and deliver the Amended LVGC Agreement to each other Post-Closing Member, and (b) cause LVGC to execute and deliver the New LVGC Management Agreement; and STPD shall execute and deliver the New LVGC Management Agreement; in each case at the Closing.

     1.04 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyers' request and without further consideration, each of the parties hereto shall promptly execute and deliver such documents and instruments, and take all such other action, as the Buyers may reasonably request, more effectively to transfer, convey and assign to the Buyers, and to confirm each Buyer's admission to LVGC as a Member and the Buyers' title to, all of the Sellers' respective Interests, to assist the Buyers in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement, provided that no such documents shall subject Seller to any additional costs or liabilities.

     1.05 Sale of the Interests and Purchase Price Therefor.
          -------------------------------------------------

          (a) The aggregate purchase price to be paid by the Buyers for the Interests shall be (i) One Million Five Hundred Thirty-Two Thousand Fifty Dollars ($1,532,050) payable by STPD or its nominee (the "Cash Consideration"), and (ii) Three Hundred Sixty-Nine Thousand Five Hundred Forty-Seven (369,547) shares of common stock, $0.001 par value per share, of STPD, payable by STPD (the "STPD Shares" and, together with the Cash Consideration, the "Purchase Price"), payable in the manner described in Sections 1.05(b) and 1.05 (c). Each of the STPD Shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be a restricted security, as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "Commission").

          (b) At the Closing:

               (i) Each of the Sellers shall deliver to each of the Buyers an Instrument of Assignment in the form of Exhibit C (an "Instrument of Assignment") with respect to such Seller's Interest, transferring such interest to STPD and its nominee (to be held severally and not as tenants in common or otherwise jointly).

               (ii) STPD or its nominee shall deliver to the Sellers' Representative (as defined below) the Cash Consideration of $1,532,050 (the "Closing Payment") in cash, by certified or cashier's check, or by wire transfer of immediately available funds to an account specified by the Sellers Representative in writing to not later than three days prior to the Closing Date to be distributed by the Sellers' Representative to the Sellers in amounts set forth opposite each Seller's respective name in the column entitled " Closing Payment" on SCHEDULE I.

          (c)

               (i) STPD shall deliver to the Sellers' Representative certificates representing the STPD Shares, in the names of the respective Sellers and in amounts set forth opposite each Seller's respective name in the column entitled "STPD Shares" on SCHEDULE I.

     1.06 SHAREHOLDERS AGREEMENT. At Closing, the Sellers shall execute a Shareholders Agreement with STPD in the form attached hereto as Exhibit D.

     1.07. CONSULTING AND NON-COMPETITION AGREEMENT OF SELLECK. At Closing, LVGC, and Selleck Properties, Inc. ("Selleck") shall execute a consulting and non-competition agreement ("Consulting Agreement") in conformity with Section
5.4 of the LVGC Agreement and in the form attached hereto as Exhibit E.

     1.08. TERMINATION OF GCA GUARANTY. At Closing, STPD shall release and terminate that certain Guaranty Agreement made by Golf Centers of America, Inc. in favor of STPD, dated November 8, 1996, as amended.

     1.09. REGISTRATION RIGHTS AGREEMENT: At Closing, Sellers and STPD shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit F.

     1.10. TERMINATION OF AGREEMENT: STPD, Sellers, LVGC, and Ranchito agree that the Agreement dated November 8, 1996 with various other parties is hereby terminated without liability to any party and STPD, Sellers, and Ranchito will use their best efforts to obtain the consent of GCA, Selleck Properties, Inc., Weber and White to such termination.

     1.11. Sellers' Representative.
           -----------------------

          (a) In order to efficiently administer (i) the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby, (ii) the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyers pursuant to Section 11.03 hereof, and
(iii) the giving to the Sellers of any notice required or permitted to be given to the Sellers hereunder, the Sellers hereby designate DFS as their representative (the "Sellers' Representative").

          (b) The Sellers hereby authorize the Sellers' Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyers pursuant to Section 11.03 hereof, (ii) to give and receive all notices required to be given under the Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Sellers by the terms of this Agreement.

          (c) In the event that the Sellers' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Sellers entitled to receive a majority of the Purchase Price hereunder as set forth on
SCHEDULE I hereto shall select another
representative to fill such vacancy and such substituted representative shall be deemed to be the Sellers' Representative for all purposes of this Agreement.

          (d) All decisions and actions by the Sellers' Representative, including, without limitation, any agreement between the Sellers' Representative and the Buyers relating to the defense or settlement of any claims for which the Sellers may be required to indemnify the Buyers pursuant to Section 11.03 hereof, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By their execution of this Agreement, the Sellers agree that:

               (ii) the Buyers shall be able to rely conclusively on the instructions and decisions of the Sellers' Representative as to the settlement of any claims for indemnification by either or both of the Buyers pursuant to
Section 11.03 hereof or any other actions required to be taken by the Sellers' Representative pursuant hereto, and no party hereunder shall have any cause of action against the Buyers for any action taken by the Buyers in reliance upon the instructions or decisions of the Sellers' Representative;

               (iii) all actions, decisions and instructions of the Sellers' Representative shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Sellers' Representative for any action taken, decision made or instruction given by the Sellers' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Sellers' Representative;

               (iv) the provisions of this Section 1.06 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement;

               (v) remedies available at law for any breach of the provisions of this Section 1.06 are inadequate; therefore, the Buyers shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Buyers bring an action to enforce the provisions of this Section 1.06; and

               (vi) the provisions of this Section 1.06 shall be binding upon the executors, heirs, legal representatives and successors of each Seller, and any references in this Agreement to a Seller or the Sellers shall mean and include the successors to the Sellers' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (d) All fees and expenses (if any) incurred by the Sellers' Representative shall be paid by the Sellers in proportion to their respective entitlements to receive payment of Purchase Price amounts as set forth on
SCHEDULE I attached hereto.

     1.10. CLOSINGS. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Section 10.01 hereof, (a) the Closing shall be held in Los Angeles, California, with the location in Los Angeles to be agreed upon by the parties, at 10:00 a.m. local time on April 10, 1997, or such earlier date as shall be designated by Buyers with five (5) business days prior written notice to Seller, unless another date or place is agreed to in writing by the Buyers and the Sellers' Representative (with the date on which such Closing actually takes place being herein referred to as the " Closing Date"),

     1.11. CERTAIN DEFINITIONS. For purposes of this Agreement:
           -------------------

          (a) "Property" shall mean the real property described in EXHIBIT G.

          (b) "Project" shall mean the golf driving range and related facilities and improvements which are currently under construction on the Property and are more particularly described on the Plans and Specifications.

          (c) "Plans" shall mean the following drawings and plans:

               (i) Park West Landscape, Inc. July 30,1996, Las Vegas Sports Park Planting;

               (ii) Scott Bernet Architects, February 17, 1996, Las Vegas Sports
                    Center, as amended on August 22, 1996 and September 15,
                    1996;

              (iii) Engineering Ventures, Inc. Las Vegas Sports Center Phase I,
                    Waterline Improvement Plans, May 23, 1996, as amended August 22, 1996, and Precise Grading Plans for Pro-Golf Expansion, undated;

               (iv) Nordquist Associates, Inc. Landscaping, Las Vegas Sport
                    Center, April 18, 1996.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE
                      -------------------------------------
                  SELLERS AND RANCHITO REGARDING THE INTERESTS
                  --------------------------------------------

     2.01 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller severally represents and warrants to each of the Buyers, as of the date hereof and as of the Closing Date subject to the provisions of Paragraph 6.09, as follows:

          (a) This Agreement has been duly and validly executed and delivered by such Seller and constitutes a valid and binding legal obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

          (b) Such Seller is a Member of LVGC possessing the rights, privileges, liabilities and obligations specified in the LVGC Agreement and has good, valid and marketable title to the Interest which is to be transferred to the Buyers by such Seller pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.


          (c) Such Seller has the legal capacity to enter into this Agreement and to transfer, convey and sell to the Buyers at the Closing the Interest to be sold by such Seller hereunder and, upon consummation of the purchase and sale contemplated hereby at the Closing, each of the Buyers will acquire from such Seller good, valid and marketable title to the portion of such Interest being sold by such Seller to such Buyer hereunder, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, with the exception of the consent of the other members of LVGC and the consent required from Clark County.

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of such Seller do not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon the Property by reason of, the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, order, decree or judgment to which such Seller is a party or which is or purports to be binding upon such Seller or LVGC or which otherwise affects the Property, which will not be discharged, assumed or released at the Closing subject to the conveyance of the White and Weber interests to Buyers and the terms of the LVGC Agreement and the consent of Clark County. To the best of such Seller's knowledge, no other action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon such Seller in accordance with its terms. No other consent of any individual, governmental or regulatory authority or other person or entity is required in connection with the execution, delivery or performance of this Agreement by such Seller or the consummation by such Seller of the transactions contemplated hereby subject to the conveyance of the White and Weber interests to the Buyers.

          (e) No broker of finder has acted for such Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Seller.

          (f) Such Seller has actually made all such contributions to the capital of LVGC as are reflected in the LVGC Agreement (including, without limitation, Section 3.1A thereof) or elsewhere on the books and records of LVGC as having been made or deemed to have been made by such Seller. The $684,000 representing Sellers' aggregate and combined capital account balances as represented in the Balance Sheet of LVGC as of November 30, 1996 and attached herein as Exhibit H is comprised of $484,000 actual cash consideration contributed to the LVGC by Sellers, and $200,000 which was credited towards Sellers' LVGC capital accounts for expenses incurred by GCA and Selleck Properties, Inc. prior to the formation of LVGC.

     2.02 REPRESENTATIONS AND WARRANTIES OF RANCHITO. Ranchito represents and warrants to each of the Buyers, as of the date hereof and as of the Closing Date, as follows:

          (a) Ranchito is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. Ranchito has full power and authority to execute and deliver this Agreement and the documents and instruments contemplated herein and to perform its obligations hereunder and thereunder.

          (b) The execution and delivery of this Agreement and the documents and instruments contemplated herein by Ranchito and the performance by Ranchito of its obligations hereunder and thereunder have been duly authorized by all requisite actions on the part of Ranchito. This Agreement and all such other documents and instruments constitute the valid and legally binding obligations of Ranchito, enforceable against Ranchito in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement and all such other documents and instruments by Ranchito will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Ranchito; (b) violate the provisions of Ranchito's organizational documents; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Ranchito; or
(d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Ranchito pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which Ranchito is a party or by which Ranchito is or may be bound.

          (c) Ranchito is a Member of LVGC possessing the rights, privileges, liabilities and obligations specified in the LVGC Agreement, and no other person or entity claiming by, through or under Ranchito has any rights or interests (beneficial or of record, and whether those of an assignee or otherwise) in the Interest owned and held by Ranchito. Ranchito has actually made all such contributions to the capital of LVGC as are reflected in the LVGC Agreement (including, without limitation, Section 3.1A thereof) or elsewhere on the books and records of LVGC as having been made or deemed to have been made by Ranchito.

     2.03 ADDITIONAL REPRESENTATIONS OF THE SELLERS. The Sellers jointly and severally represent and warrant to each of the Buyers, as of the date hereof and as of the Closing Date, that (i) no person or entity other than the Sellers, Ranchito, White and Weber, or any Permitted Transferee (as such term is defined and used in the LVGC Agreement) of White and Weber has any rights or interests (beneficial or of record, and whether those of a member, of an assignee or otherwise) in any Interest, and (ii) the copy of LVGC Agreement previously delivered by the

Sellers to the Buyers is true, correct, and complete, and the LVGC Agreement has not been amended, modified, restated, terminated or superceded since the date thereof.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                  ---------------------------------------------
                                 REGARDING LVGC
                                 --------------

          Except as set forth on the Seller Disclosure Schedule (as defined in Section 3.01), the Sellers, jointly and severally, represent and warrant to each of the Buyers, as of the date hereof and as of the First Closing Date subject to the provisions of Paragraph 6.09, as follows:

     3.01 SELLER DISCLOSURE SCHEDULE. The Seller Disclosure Schedule, marked as
Schedule 3.01 hereto (the "Seller Disclosure Schedule"), is divided into sections which correspond to the Sections of this Article III; however, specific cross-references to the Seller Disclosure Schedule are not necessarily included in the Sections of this Article III. The Seller Disclosure Schedule is accurate and complete. Disclosure in one section of the Seller Disclosure Schedule will constitute disclosure for purposes of all Sections of this Agreement.

     3.02 ORGANIZATION. LVGC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all material licenses, permits and authorizations to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. LVGC is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of LVGC or on the value of the Interests to be purchased by the Buyers hereunder (the "LVGC Material Adverse Effect"). LVGC does not own or hold any rights to acquire any shares of stock or any other equity security or interest in any corporation, partnership or other entity.

     3.03 NO RIGHTS TO ACQUIRE INTERESTS. Except as may be expressly provided in the LVGC Agreement, there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any of Seller's Interests (including, without limitation, assignee interests therein) or to Seller's knowledge, other equity securities of LVGC or any outstanding securities that are convertible into or exchangeable for such Interests, securities or rights except Buyer's right to purchase the interests of White and Weber; and there are no contracts, commitments, understandings, arrangements or restrictions by which LVGC is bound to issue or acquire any additional Interests or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any Interests or other equity securities of LVGC or any securities convertible into or exchangeable for such Interests, securities or rights.

     3.04 NO DEFAULT. LVGC is not in default under, and no condition exists that with notice or lapse of time, or both, would constitute a default of LVGC under
(i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which LVGC is a party or by which LVGC or the properties or assets of LVGC are bound or (ii) any judgment, order or injunction of any court, arbitrator, or governmental agency.

     3.05 INVESTIGATIONS; LITIGATION. There are no claims, actions, suits or proceedings by any private party or by any governmental body or authority (including any nongovernmental self-regulatory agency), nor any investigations or reviews by any federal, state, local or foreign body or authority (including any nongovernmental self-regulatory agency), against or affecting LVGC, that are pending or, to the knowledge of any of the Sellers, threatened, at law or in equity. To the knowledge of any of the Sellers, there is no basis for any such investigation, review, claim, action, suit or proceeding.

     3.06 ASSETS. LVGC's unaudited financial statement as of November 30, 1996 ("LVGC Balance Sheet") and The Seller Disclosure Schedule sets forth a true, correct and complete list of (i) all assets of LVGC as of the date hereof (the "Assets"), and (ii) all claims, liabilities, mortgages, liens (including, without limitation, any mechanics', materialmen's and other vendor's liens), pledges, security interests, charges, encumbrances and equities of any kind affecting the Assets except matters disclosed in the title report (collectively, the "Encumbrances"). All of the Assets are used by LVGC in the ordinary course of business and, since the date of its formation, LVGC has not owned any properties or assets other than (i) the Assets and (ii) personal property disposed of by LVGC in the ordinary course of its business prior to the date hereof which was not and is not material to LVGC or the Project. LVGC has good, valid and marketable title and interest in and to all Assets reflected on the LVGC Balance Sheet and Seller Disclosure Schedule. Other than as disclosed on the Seller Disclosure Schedule, such Assets are not subject to any Encumbrance except as described in the title report (whether or not of record).

     3.07 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the Seller Disclosure Schedule and the LVGC Balance Sheet or the title report, LVGC does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted, or otherwise.

     3.08 LEASES. Except for (i) that certain Lease and Concession Agreement dated January 3, 1995 (the "Ground Lease") by and between Clark County, Nevada (the "County") and Golf Centers of America, Inc., a California corporation ("GCA"), assigned (or to be assigned) to LVGC by GCA at or prior to the Closing, and (ii) that certain Sublease dated November 4, 1996 (the "Sublease") by and between GCA, as Lessor, and Pro-Golf of Nevada, Limited Liability Company, a Nevada limited liability company, as Lessee, assigned (or to be assigned) to LVGC by GCA at or prior to the Closing, there are no other leases, subleases, tenancy or occupancy agreements with respect to the Property. The Ground Lease and the Sublease are referred to together herein as the "Leases." The copies of the Leases delivered to Buyer prior to the date hereof are true, complete and accurate copies of such Leases and have not been amended, modified, terminated or superseded.

     3.09 LEASES -- TITLE. At the time of the Closing, LVGC shall be the sole Concessionaire (as such term is defined and used in the Ground Lease) under the Ground Lease and shall own all of the legal and beneficial right and title to the interest of said Concessionaire in and to such Ground Lease subject to (a) Buyer's acquisition of the Interests of White and Weber and (b) the County's approval of the transfer of the Leases to LVGC. At the time of the Closing, LVGC shall be the sole lessor under the Sublease and shall own all of the legal and beneficial right and title to the lessor's interest in and to such Sublease subject to (a) Buyer's acquisition of the Interests of White and Weber and (b) the County's approval of the transfer of the Leases to LVGC.

     3.10 LEASES -- DEFAULTS AND DISPUTES. Neither LVGC, as Concessionaire under the Ground Lease, nor any tenant or subtenant of the Property, is in default under any of the Leases. LVGC has not received any notice of any claim, dispute, termination, or default from the County under the Ground Lease, or any tenant under any of the Leases, and there is no dispute or any existing and uncured material default, or any claim of default, by the County, by LVGC or by any tenant under any of the Leases. No tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent and other charges pursuant to any of the Leases.

     3.11 LEASING COMMISSIONS. There are no rental, lease or other commissions, now or hereafter payable to any person or entity with respect to any of the Leases, except as set forth on the Seller Disclosure Schedule.

     3.12 LEASES -- PREPAID RENTS AND SPECIAL CONSIDERATION. No rent or other charge under any of the Leases has been paid for more than thirty (30) days in advance of its due date, and (ii) no tenant or subtenant is entitled to receive any rent concession (not yet given) in connection with its tenancy, except as disclosed in any such lease.

     3.13 CONTRACTS AND AGREEMENTS. The Sellers have delivered to the Buyers on or prior to the date hereof true, complete and accurate copies of all architectural, management, leasing, brokerage, service, equipment, supply, maintenance or concession agreements with respect to the Property and/or the Project (the "Contracts"), a list of which is attached hereto as Exhibit I. Except as provided below with respect to the Construction Contract (as defined below), all contractors, subcontractors, suppliers, architects, engineers and others who have performed services or labor or supplied material in connection with LVGC's or GCA's acquisition, development, ownership or management of the Property and/or the Project, have been paid in full. Other than this Agreement, the New LVGC Management Agreement, the Leases, the Contracts and the Construction Contract, the matters disclosed in the Seller Disclosure Schedule or the title report, there are no leases, architectural, construction, development or service contracts, management agreements or other agreements, instruments or arrangements in force or effect to which LVGC is a party or which otherwise grant to any person or entity whatsoever any right, title, interest or benefit in or to all or any part of the Property and/or the Project or any rights relating to the use, development, construction, operation, management, maintenance or repair of all or any part of the Assets, the Property and/or the Project from and after the First Closing Date. Except as otherwise set forth in the Seller Disclosure Schedule, LVGC is not in default under any of the Leases, the Contracts and the Construction Contract, nor, to the best knowledge of any of the Sellers or LVGC, does there exist any event that, with notice or the passage of time or both, would constitute a default or event of default by LVGC under any of the Leases, the Contracts and the Construction Contract.

     3.14 CONSTRUCTION CONTRACT. The Sellers have delivered to the Buyers on or prior to the date hereof a true, complete and accurate copy of that certain construction contract entitled "AIA Document A101, 1987 Edition - Standard Form of Agreement between Owner and Contractor, dated April 1, 1996 between GCA and D& D Commercial Construction, Inc. (the "Contractor") (the "Construction Contract"). The Contractor has been paid $1,724,562.00 through December 31, 1996, which amount is the total amount due Contractor to said date under the Construction Contract as of such date.

     3.15 PROPERTY TAXES. The Sellers have delivered to the Buyers prior to or concurrent with the Sellers' execution of this Agreement copies of the most recent bills for real estate taxes, personal property taxes and assessments or charges by any governmental authority pertaining to the Property, if any. All real estate taxes, personal property taxes and assessments or charges by any governmental authority pertaining to the Property, if any, have been paid in full.

     3.16 COMPLIANCE WITH LAWS. Neither any Seller nor LVGC nor GCA has received any notice or claim of any violations of law, municipal or county ordinances, or other legal requirements (i) with respect to the Property or with respect to the use, occupancy, development or construction of the Project thereon, or (ii) otherwise relating to LVGC or its assets, properties, business or operations, and, to the best knowledge of any of the Sellers or LVGC, no such violations exist. All such permits, approvals, variances, licenses and orders as may be required from any governmental authority with jurisdiction over the Property or the Project for the construction, development, use and operation of the Property and, when completed, the Project have been obtained and are in full force and effect, and no violations exist thereunder. Upon completion of construction of the Project in accordance with the Plans to Seller's knowledge, the Property shall comply with all zoning, building, health, traffic, environmental, flood control, fire safety, handicap and other applicable laws, regulations, ordinances and rulings of all local, state and federal authorities and any other governmental entity having jurisdiction over the Property or the Project.

     3.17 HAZARDOUS SUBSTANCES. Neither any Seller nor LVGC nor GCA has ever generated, stored or disposed of any hazardous substances on the Property, except in compliance with all applicable laws, and except as disclosed in the report entitled "Phase I Environmental Site

Assessment, 42-Acre Parcel, NWC of Tropicana Avenue and Paradise Road, Clarke County, Nevada," dated December 30, 1994 (the "Environmental Report"), prepared by Converse Environmental Consultants Southwest, Inc. ("Converse"), no Seller is aware of the generation, storage or disposal of such substances on the Property by anyone else. Neither any Seller nor LVGC nor GCA has ever received any notice from any governmental authority regarding the presence or alleged presence of any hazardous substances on the Property. For the purposes of this Section 3.21, "hazardous substances" shall mean (i) any "hazardous substance", "hazardous material", "toxic substance" or "solid waste" as such terms are presently defined in CERCLA, RCRA and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (ii) any additional substances or materials which are hereafter incorporated in or added to the definition or "hazardous substance" for the purposes of such laws; (iii) any material, waste or substance which is (A) petroleum, (B) asbestos or asbestos containing material, (C) polychlorinated biphenyls, (D) flammable explosives, or (E) radioactive materials; (iv) any additional substances or materials which are now or hereafter considered to be "hazardous substances" (including, without limitation, any asbestos containing materials) under any applicable law, rule or regulation (whether local, state or Federal) relating to the Property; and (v) any substance or material defined as a "Hazardous Material" under the Ground Lease.

     3.18 INDEPENDENT FACILITY. TO SELLER'S KNOWLEDGE, the Property is, and when completed in accordance with the Plans the Project will be, an independent unit which does not rely on any drainage, sewer, access, utility or other facilities (other than the facilities of public utility or other facilities located in public streets which are adjacent to the Property) located on any property not included in the Property (i) to fulfill any zoning, building code or other municipal or governmental requirements, (ii) for structural support or the furnishing to the improvements thereon of any essential building systems or utilities, including, but not limited to, electrical, plumbing, mechanical and heating, ventilating and air conditioning, water and sanitary sewage systems,
(iii) to fulfill the requirements of any of the Leases or other agreement affecting the Property or the Project. No land, building or other improvement not included in any part of the Property relies on any part of the Property to fulfill any zoning, building code or other governmental or municipal requirement or for structural support or the furnishing to such building or improvement of any essential building systems or utilities, except as disclosed in the title report.

     3.19 UTILITIES. All utilities and all public and quasipublic improvements upon the Property (including, without limitation, all applicable electric lines, gas, sewer and water lines, and telephone lines) are adequate to service the requirements of the Project, when completed in accordance with the Plans, and all payments currently due for the same have been made; and all necessary easements, permits, licenses and agreements in respect of any of the foregoing are installed and operating and all installation and connection charges have been paid for in full.

     3.20 LEGAL ACCESS. LVGC has legal access from a public way to the Property. All necessary curb cuts, access permits and other governmental approvals required to provide such access have been issued and are in full force and effect.

     3.21 LITIGATION. Sellers have no knowledge of any actual or pending litigation, proceeding or investigation by any organization, person, individual, or governmental board, commission, department, agency, or instrumentality against LVGC or the Property. LVGC is not operating the Property or the Project under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, or instrumentality.

     3.22 CONDEMNATION. No condemnation or eminent domain proceedings relating to the Property are pending. To the best knowledge of any of the Sellers or LVGC, there are no written or proposed plans to widen, modify, or realign any street or highway or any existing or proposed condemnation or eminent domain proceedings which would affect the Property, except the widening of Tropicana Boulevard and Paradise Street.

     3.23 No Other Activities or Employees.
          --------------------------------

          (a) LVGC is not engaged, and since the date of its formation has not engaged, in any business activities other than such activities relating to the Property and/or the Project.

          (b) LVGC does not have, and since the date of its formation has not had, any officers or employees, except as set forth in the LVGC Agreement.

     3.24 Taxes.
          -----

          LVGC has filed on a timely basis all federal, state, local and foreign Tax (as defined below) returns that were required to be filed, all of which returns were accurate and complete in all material respects. LVGC has paid all Taxes which have become due as they became due and withheld and remitted when due any Taxes required to be withheld by it. No unsatisfied deficiencies have been asserted or assessed against LVGC as a result of any audit by the Internal Revenue Service or any state or local taxing authority, and no examination or audit by any such authority is currently in progress or, threatened. "Taxes" means all taxes and all charges, fees and similar assessments in the nature of a tax (including, without limitation, those relating to income, receipts, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchises) imposed by the United States of America or any state, local or foreign government, or any agency thereof.

     3.25 BROKERS. None of the Sellers have employed any broker, agent or finder, or incurred any liability for any brokerage fees, agents' commissions or finder's fee in connection with the transactions contemplated hereby on behalf of itself and/or LVGC.

     3.26 ACCURACY OF INFORMATION. To the knowledge of the Sellers, no representation or warranty by the Sellers in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty.

     3.27 ABSENCE OF MANAGEMENT CONTRACT. None of the Sellers have entered into a management agreement on behalf of themselves and/or LVGC for the management of the Project.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF STPD
                     --------------------------------------

          Except as set forth on the STPD Disclosure Schedule (as defined in Section 2.1), STPD represents and warrants to the Sellers, as of the date hereof and as of the Closing Date, as follows:

     4.01 STPD DISCLOSURE SCHEDULE. The STPD Disclosure Schedule, marked as
Schedule 4.01 hereto (the "STPD DISCLOSURE SCHEDULE"), is divided into sections which correspond to the Sections of this Article IV; however, specific cross references to the STPD Disclosure Schedule are not necessarily included in the Sections of this Article IV. The STPD Disclosure Schedule is accurate and complete. Disclosure in one section of the STPD Disclosure Schedule will constitute disclosure for purposes of any other Section of this Agreement.

     4.02 ORGANIZATION. Each of STPD and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each has all requisite corporate power and authority and possesses all material licenses, permits and authorizations to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each of STPD and its subsidiaries are duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the nature of the business conducted by it requires such qualification or licensing except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of STPD and its subsidiaries taken as a whole (the "STPD MATERIAL ADVERSE EFFECT").

     4.03 AUTHORITY AND VALIDITY OF AGREEMENT. STPD has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of STPD, and no other corporate proceedings on the part of STPD are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by STPD and constitutes a valid and binding legal obligation of STPD, enforceable against STPD in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally or the availability of specific performance, injunctive relief and other equitable remedies and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

     4.04 CONSENTS AND APPROVALS. Except for any applicable requirements of the Securities Act and state securities laws, and the approval of the Financing (as defined in Section 803) by the STPD Board of Directors no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as "CONSENT" and sometimes collectively as "CONSENTS") any individual, governmental or regulatory authority or other person or entity is required in connection with the execution, delivery or performance of this Agreement by STPD or the consummation by STPD of the transactions contemplated hereby, except any Consent which, if not received or made, is not reasonably likely to have a STPD Material Adverse Effect.

     4.05 CAPITALIZATION. The authorized capital stock of STPD consists of 15,000,000 shares of STPD Common Stock and 5,000,000 shares of Preferred Stock, of which there are 2,933,333 shares of STPD Common Stock and 0 shares of Preferred Stock issued and outstanding. All issued and outstanding shares of STPD Common Stock and Preferred Stock are validly issued, fully paid, nonassessable and free of preemptive rights. All STPD Shares to be issued and delivered to the Sellers pursuant to Article I hereof will be, at the time of issuance and delivery, validly issued, fully paid, nonassessable and free of preemptive rights. There are not any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, restrictions, arrangements or any other agreements of any character that, directly indirectly, (a) obligate STPD to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (b) call for or relate to the sale, pledge, transfer or other disposition or encumbrance by STPD of any shares of its capital stock, or
(c) relate to the voting or control of such capital stock except as otherwise set forth in Section 4.05 of the STPD Disclosure Schedule.

     4.06 COMMISSION REPORTS. STPD has duly and timely made all required filings with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended, and all of the reports, forms and documents so filed complied in all material respects with all applicable requirements. As of their respective filing dates or the date of any amendment thereto, none of such reports, proxy statements or registration statements contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed report, form or document. The audited consolidated financial statements and unaudited interim financial statements and schedules of STPD contained in such public reports (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein, and fairly present the consolidated financial condition and results of operations of STPD and its subsidiaries as at the respective dates thereof and for the periods indicated therein, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments, none of which will be material.

     4.07 NON-CONTRAVENTION. Neither STPD nor any of its subsidiaries are in default under, and no condition exists that with notice or lapse of time would constitute a default of STPD or any of its subsidiaries under, (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which STPD or any of its subsidiaries are bound, or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency.

     4.08 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations incurred in the ordinary course of business since September 30, 1996, neither STPD nor any of its subsidiaries nor any of the property or assets of STPD or any of its subsidiaries is subject to any material liability or obligation that was required to be included or adequately reserved against in STPD's consolidated unaudited interim financial statements for the period ended September 30, 1996 as filed with the Commission or described in the notes thereto and was not so included, reserved against, or described.

     4.09 INVESTIGATIONS; LITIGATION. There are no claims, actions, suits or proceedings by any private party or by any governmental body or authority (including any nongovernmental self regulatory agency), nor any investigations or reviews by any federal, state, local or foreign body or authority (including any nongovernmental self regulatory agency), against or affecting STPD or any of its subsidiaries, that are pending or, to STPD's knowledge threatened, at law or in equity To the best of STPD's knowledge, there is no basis for any such investigation, review, claim, action, suit or proceeding.

     4.10 ABSENCE OF CERTAIN CHANGES. Except as authorized by this Agreement, and except as in the ordinary course of business and consistent with past practice, since September 30, 1996, there has not been:

          (a) Any material adverse change in the business, financial condition, operations or assets of STPD or any of its subsidiaries;

          (b) Any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting the properties or business of STPD or any of its subsidiaries;

          (c) Any sale or transfer by or STPD or any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory, with the exception of the loans incurred by STPD in connection with its mortgage loan to the Project;

          (d) Any declarations, setting aside, or payment of a distribution in respect of or the redemption or other repurchase by STPD of any stock of STPD;

          (e) Any material transaction not in the ordinary course of business of STPD or any of its subsidiaries;

          (f) The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license of any application with respect to the foregoing;

          (g) The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

          (h) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

          (i) The making of any material loan, advance, or guaranty to or for the benefit of any person except the loan granted by NationsCredit in connection with the construction of The Badlands Golf Course ("Badlands Loan"), the creation of accounts receivable in the ordinary course of business; or

          (j) An agreement to do any of the foregoing.

     4.11 TITLE TO PROPERTY; CONDITION. STPD and/or one of its subsidiaries has good and merchantable right, title and interest in and to all of the real and personal property and all other assets reflected in STPD's consolidated balance sheet as of September 30, 1996, included in STPD's unaudited consolidated financial statements which are set forth in STPD's most recent Form 10-QSB for the quarter ended September 30, 1996 ("STPD'S LATEST BALANCE SHEET") and all of the assets purchased or otherwise acquired since the date of STPD's Latest Balance Sheet (except for such assets as may have been sold or otherwise disposed of in the ordinary course of business since the date of STPD's Latest Balance Sheet), and such assets are not subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) not reflected in STPD's Latest Balance Sheet, except (i) The Badlands Loan, (ii) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of STPD or its subsidiaries, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, (iii) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes which do not interfere with the marketability of title of such property, and (iv) as described in STPD's Latest Balance Sheet or the notes thereto. The items of equipment and other personal property of each of STPD and its subsidiaries that are necessary to the conduct of their respective businesses of are in good operating condition and repair and fit for the intended purpose thereof, ordinary wear and tear excepted, and no material maintenance, replacement or repair has been deferred or neglected.

     4.12 TAX RETURNS. Each of STPD and its subsidiaries has prepared in a substantially correct manner and has filed all federal, state, local, and foreign tax returns and reports heretofore required to be filed on or prior to the date hereof and has paid all taxes shown as due thereon. No taxing authority has asserted any deficiency in the payment of any tax or informed STPD or any of its subsidiaries that it intends to assert any such deficiency or to make any audit or other investigation of STPD or any of its subsidiaries for the purpose of determining whether such deficiency should be asserted against STPD or any of its subsidiaries.

     4.13 INSURANCE. Each of STPD and its subsidiaries maintains adequate insurance policies covering fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers liability, business interruption and other forms of insurance as are customarily carried by similar businesses. Neither STPD nor any of its subsidiaries are in default with respect to its respective obligations under such policy maintained by it. Neither STPD nor any of its subsidiaries have been notified of the cancellation of any of its respective insurance policies or of any material increase in the premiums to be charged for such insurance policies.

     4.14 COMPLIANCE WITH LAW. To the knowledge of STPD, the assets, properties, business and operations of STPD and all of its subsidiaries are and have been in compliance in all material respects when taken a whole with all laws applicable to the ownership and conduct of their assets, properties, business and operations.

     4.15 NO BROKERS OR FINDERS. Neither STPD nor any of its officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

     4.16 ACCURACY OF INFORMATION. To the knowledge of STPD, no representation or warranty by STPD in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty.

                                    ARTICLE V

ARTICLE V (Intentionally Omitted)

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS
                            ------------------------

     Except in the ordinary course of business and consistent with past practice, and except as may be expressly authorized by this Agreement or otherwise agreed in writing by the Buyers, and to the extent of their authority under the LVGC Agreement and to the extent of their authority as officers and directors of GCA, from the date hereof until the Closing:

     6.01 AGREEMENTS AS TO SPECIFIED MATTERS. The Sellers shall not permit LVGC or GCA to:

          (a) Declare, pay or set aside for payment any distribution in respect of any Interest; or

          (b) Issue any Interests or issue or sell any securities convertible into, or exchangeable for, or options, warrants, or rights to subscribe to, any Interests or repurchase, reacquire, cancel or redeem any such Interests (in each case, whether in whole or in part), or admit any new member to LVGC.

     6.02 CONDUCT OF LVGC'S BUSINESS. Sellers shall cause each of LVGC and GCA to operate its respective business in accordance with the reasonable judgment of its Managing Member (as such term is defined and used in the LVGC Agreement) (with respect to LVGC) or its Board of Directors (with respect to GCA), as the case may be, diligently and in good faith, consistent with past management practices. Each of LVGC and GCA will continue to use its reasonable efforts to preserve its present relationships with persons having business dealings with it. LVGC shall not incur any liabilities or obligations other than in the ordinary course of business.

     6.03 ASSETS. Sellers shall cause each of LVGC and GCA to use, preserve and maintain its respective assets, property, and rights now owned by it, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement. Without the prior consent of the Buyers, the Sellers shall not permit LVGC or GCA to encumber or dispose of any of its respective assets or make any commitments relating to such assets, property, or business, except in the ordinary course of LVGC's or GCA's (as the case may be) business.

     6.04 INSURANCE. Sellers shall cause each of LVGC and GCA to keep or cause to be kept in effect and undiminished the insurance now in effect on its respective various properties and assets, and will purchase such additional insurance, at the Buyers' cost, as the Buyers may request.

     6.05 EMPLOYEES. Sellers shall not permit LVGC to hire or employ, or offer to hire or employ, any person.

     6.06 NO VIOLATIONS. Sellers shall cause each of LVGC and GCA to comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

     6.07 NO SOLICITATION. The Sellers shall not permit LVGC or GCA or its respective agents to, directly or indirectly, solicit, or initiate discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any third party concerning any disposition of any of the Interests, any of the assets of LVGC, the Property or the Project (other than pursuant to this Agreement) (such proposals, announcements or transactions being called herein "Acquisition Proposals"). Notwithstanding the foregoing, Sellers shall be able to conduct negotiations for and enter into a standby agreement or agreements ("Standby Agreement") which is initiated by a third party or parties, provided that Sellers shall not disclose the terms of this Agreement to any third party or parties and any such Standby Agreement shall take effect only in the event the transactions contemplated herein are not consummated through no fault or responsibility of Sellers.

     6.08 CONSUMMATION; CONSENTS; REMOVAL OF OBJECTIONS. The Sellers shall, and to the extent of their authority, shall cause LVGC and GCA to, subject to the terms and conditions herein provided, use their respective best efforts (which shall not include incurring any additional costs or liabilities in the case of GCA and costs and liabilities not in excess of $25,000 in the case of LVGC) to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation; (i) obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein; (ii) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (iii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

     6.09 SUPPLEMENTS TO SELLER DISCLOSURE SCHEDULE. Prior to the Closing, the Sellers shall supplement or amend the Seller Disclosure Schedule with respect to any event or development which is necessary to correct any information set forth on the Seller Disclosure Schedule or in any representation or warranty of any of the Sellers which has been rendered inaccurate by reason of such event or development.

                                   ARTICLE VII

                                COVENANTS OF STPD
                                -----------------

     Except in the ordinary course of business and consistent with past practice, and except as may be expressly authorized by this Agreement or otherwise agreed in writing by the Sellers, from the date hereof until the
Closing:

     7.01 AGREEMENTS AS TO SPECIFIED MATTERS. STPD shall not:
          ----------------------------------

          (a) Declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock;

          (b) Except as set forth in Schedule 4.01, issue any shares of its capital stock or issue or sell any securities convertible into, or exchangeable for, or options, warrants, or rights to subscribe to, any shares of its stock or subdivide, or in any way reclassify any shares of its capital stock or repurchase, reacquire, cancel or redeem any such shares.

     7.02 CONDUCT OF STPD'S BUSINESS. STPD shall operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices.

     7.03 ASSETS. STPD shall use, preserve and maintain the assets, property, and rights now owned by it, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation or valuation of inventory will be made or instituted.

     7.04 NO VIOLATIONS. STPD shall comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it.

     7.05 CONSUMMATION; CONSENTS; REMOVAL OF OBJECTIONS. STPD shall, subject to the terms and conditions herein provided, use its best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation: (i) obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein; (ii) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (iii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

     7.06 SUPPLEMENTS TO DISCLOSURE SCHEDULE. Prior to the Closing, STPD shall supplement or amend the STPD Disclosure Schedule with respect to any event or development which is necessary to correct any information set forth on the STPD Disclosure Schedule or in any representation and warranty of STPD which has been rendered inaccurate by reason of such event or development.


                                  ARTICLE VIII

                     CONDITIONS TO OBLIGATION OF THE BUYERS
                     --------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Buyers to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing (unless another date is specified) of each of the following conditions:

     8.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers and Ranchito contained in this Agreement, including, without limitation, in the Seller Disclosure Schedule, will be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as such representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct in all material respects at the Closing with respect to such date or period.

     8.02 DUE DILIGENCE. Buyers shall complete a due diligence review of LVGC, the Property and the Project to the satisfaction of Buyers in their sole and absolute discretion on or before 5:00 p.m. Pacific Standard Time December 18, 1996 ("Due Diligence Date").

     8.03 FINANCING. Buyers shall on or before February 15, 1997 obtain suitable debt and/or equity financing for the purchase of Sellers' interests and the completion of the Project on terms satisfactory to Buyers, STPD's Board of Directors, and Ranchito.

     8.04 PERFORMANCE. The Sellers and Ranchito will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

     8.05 ASSIGNMENT OF CERTAIN CONTRACTS. The Lease, the Sublease, the Construction Contract and each of the Contracts shall have been assigned and transferred to LVGC, pursuant to documentation reasonably satisfactory in form and substance to the Buyers and their respective counsel.

     8.06 REQUIRED APPROVALS, WAIVERS AND CONSENTS.
          ----------------------------------------

          (a) All action required by law and otherwise to be taken by the Sellers and Ranchito to authorize the execution, delivery and performance of this Agreement by the Sellers and Ranchito and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Approvals, Waivers and Consents of or from all third parties required hereunder in order for the Sellers and Ranchito to consummate the transactions contemplated herein will have been delivered, made or obtained, and the Buyers will have received copies thereof.

     8.07 TITLE INSURANCE. A leasehold owners binder of title insurance on ALTA Form (4-6-90), in a form satisfactory to the Buyers and their counsel in their sole discretion, will have been obtained and made available to the Buyers at Buyer's expense by the Due Diligence Date, which binder shall contain such affirmative assurances and coverages as are satisfactory to the Buyers in their sole discretion, including, without limitation, assurance that the Project can be completed in accordance with the Plans without violation of any of the matters listed on Schedule B of said policy. Upon receipt of the title insurance binder, Buyer shall give Seller written notice of any defects or exceptions in title. Any exception or defect not reported to Sellers by the Due Diligence Date shall be waived. It shall, however, be a condition of closing that no new exceptions or defects arise from the date from the Due Diligence date.

     8.08 ENVIRONMENTAL UPDATE. An update dated within 30 days prior to the Closing Date (the "Update Report") of the Environmental Report will have been obtained by Buyer, at Buyer's expense by the Due Diligence Date, which Update Report shall not disclose any new material facts concerning the condition of the Property, and shall include the agreement by Converse that Buyers may rely on the contents of the Environmental Report as if it were originally prepared for the Buyers.

     8.09 ALTA SURVEY. An ALTA as-built survey of the Property, satisfactory in all respects to the Buyers and their respective counsel in their sole discretion, shall have been obtained by Buyer at Buyer's expense by the Due Diligence Date.

     8.10 ADVERSE CHANGES. From the date of this Agreement to the Closing, no material adverse change (whether or not such change is referred to or described in any supplement to the Seller Disclosure Schedule) will have occurred in the business, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise) or operations of LVGC, GCA (to the extent relating to the Property or the Project).

     8.11 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental or regulatory authority or other person or entity will have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate otherwise have an LVGC Material Adverse Effect.

     8.12 LEGISLATION. No law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     8.13 ACCEPTANCE BY COUNSEL. The form and substance of all legal matters hereby and of all papers delivered hereunder will be reasonably acceptable to each of Buyers' attorneys.

     8.14 CERTIFICATES. The Buyers will have received such certificates of LVGC, GCA, each of the Sellers and Ranchito, in a form and substance reasonably satisfactory to the Buyers, dated the Closing Date, to evidence compliance with the conditions set forth in this Article VIII and such other matters as may be reasonably requested by the Buyers.

     8.15 CLOSING DELIVERIES. At the Closing, the following shall be delivered:

          (c) Instruments of Assignment relating to the Sellers' respective Interests, duly executed and acknowledged by each of the Sellers.

          (d) A Consent to Assignment and Modification of Lease and Concession Agreement in the form attached hereto as EXHIBIT J, duly executed, attested and acknowledged by all parties thereto.

          (e) An Assignment of Sublease and Guaranty with Spousal Consents in the form attached hereto as EXHIBIT K, duly executed by subtenant and the Guarantors under the Guaranty of Sublease dated November 4, 1996 and their respective spouses.

          (f) An Estoppel Certificate in the form attached hereto as EXHIBIT L, duly executed by Pro-Golf of Nevada, L.L.C.

          (g) Such affidavits and indemnities as the Buyers' title insurance company may reasonably require in order to omit from its title insurance policy all exceptions for (i) judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Sellers' name; (ii) parties in possession other than under the rights to possession granted under the Leases; and (iii) mechanics' liens.

          (h) A Contractor's Consent to Assignment and Estoppel Agreement in the form attached hereto as EXHIBIT M, duly executed by the Contractor.

          (i) Complete original prints of the Plans for the Project.

          (j) Original prints (or photocopies if original prints are unavailable to the Seller) of all current site plans, surveys, soil and substrata studies, architectural drawings, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind that relate to all or any part of the Property or the Project, as well as copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property or the Project by governmental and quasi-governmental authorities having jurisdiction.

          (k) An Architect's Consent to Assignment and Estoppel Agreement in the form attached hereto as EXHIBIT N, duly executed by the Architect, Scott Bernet Architects, A.P.C..

          (l) The consent of Clark County, Nevada to the Sublease.

          (m) A Cooperation Agreement between GCA and LVGC, in the form attached hereto as EXHIBIT O, with respect to the permits and approvals relating to the Property and the Project, duly executed by the Sellers in their capacities as shareholders and officers of GCA.

          (n) An opinion of Allen, Matkins, Leck, Gamble and Malloy LLP, counsel to the Sellers, in the form attached hereto as EXHIBIT P.

          (o) A Release Agreement among the Sellers, the Buyers and LVGC, in the form attached hereto as EXHIBIT Q, relating to the release of any claims of the Sellers against LVGC, duly executed by each of the Sellers (the "Release Agreement").

          (p) The Amended LVGC Agreement in accordance with terms of Exhibit A, executed and delivered by Buyers and Ranchito.

          (q) The New Management Agreement in the form attached hereto as Exhibit B executed and delivered by STPD and LVGC.

          (r) The Registration Rights Agreement in the form attached hereto as Exhibit F executed and delivered by Sellers and STPD.

          (s) The Consulting and Noncompetition Agreement in the form attached hereto as EXHIBIT E executed and delivered by LVGC and Selleck.


                                   ARTICLE IX

                   CONDITIONS TO THE OBLIGATION OF THE SELLERS
                   -------------------------------------------

     Notwithstanding anything in this Agreement to the contrary, the obligations of the Sellers to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     9.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Buyers contained in this Agreement, including, without limitation, the STPD Disclosure Schedule, will be in all materials respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct in all material respects at the Closing with respect to such date or period.

     9.02 PERFORMANCE. The Buyers will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Buyers at or prior to the First Closing.

     9.03 Required Approvals and Consents.
          -------------------------------

          (a) All action required to be taken by the Buyers to authorize the execution, delivery and performance of this Agreement by the Buyers and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all third parties required hereunder in order for the Buyers to consummate the transactions contemplated herein will have been delivered, made or obtained, and the Sellers will have received copies thereof.

     9.04 ADVERSE CHANGES. From the date of this Agreement to the Closing, no material adverse change (whether or not such change is referred to or described in any supplement to the STPD Disclosure Schedule) will have occurred in the business, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise) or operations of STPD.

     9.05 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental or regulatory authority or other person or entity will have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate otherwise have an STPD Material Adverse Effect.

     9.06 LEGISLATION. No law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

     9.07 ACCEPTANCE BY COUNSEL. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder will be reasonably acceptable to Allen, Matkins, Leck, Gamble & Mallory LLP.

     9.08 CERTIFICATES. The Sellers will have received such certificates of the Buyers' respective officers, in form and substance reasonably acceptable to the Sellers and Ranchito, dated the First Closing Date, to evidence compliance with the conditions set forth in this Article IX and such other matters as may be reasonably requested by the Sellers.

     9.09 TERMINATION OF GUARANTEE. Prior to or at the Closing, any and all guarantees made by GCA in favor of STPD with respect to that certain loan in the aggregate amount of $1,100,000 made by STPD to LVGC shall be terminated, and any other obligations of GCA with respect to the foregoing loan shall be assumed by LVGC. The guaranty shall be marked "Cancelled" and returned to GCA.


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT
                           ---------------------------

     10.01 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time, but not later than the Closing:

          (a) By mutual written consent of the Buyers and the Sellers; or

          (b) By the Buyers on or before December 18, 1996 if Buyers are not satisfied with their due diligence of LVGC, the Property and the Project in their sole and absolute discretion.

          (c) By the Buyers on or before February 15, 1997 if Buyers have not obtained suitable financing under Section 8.03.

          (d) By the Buyers on or before April 10, 1997 if any of the conditions provided for in Article VIII to be satisfied or waived by the Closing Date has not been satisfied or waived in writing by the Buyers prior to such date; or

          (e) By the Sellers on or before April 10, 1997 if any of the conditions provided for in Article IX have not been satisfied or waived in writing by the Sellers prior to such date.

     10.02 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Section 10.01, written notice thereof will forthwith be given to the other party or parties, and the provisions of this Agreement (except to the extent provided in Section 12.01) will terminate, and the transactions contemplated herein will be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein: (i) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) the confidentiality obligations of Section 13.02 will continue to be applicable; and (iii) except as provided in this Section 10.02, no party will have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.

     10.03 MEMBERSHIP INTEREST REPURCHASE RIGHT. In the event that this Agremeent is terminated by Buyer pursuant to Section 8.03, STPD shall have the right at its sole election to require Sellers to purchase the interests in LVGC purchased by STPD from Larry K. White and Donald Weber equaling 21.5% of the outstanding interests of LVGC ("Minority Interest") for a purchase price of $1,167,000, ("Purchase Price") by notifying Sellers in writing of said election and of Seller's obligation to purchase the Minority Interest from STPD. Sellers shall, within one hundred twenty (120) days of the date of such notice from STPD, consummate the purchase of the Minority Interest by paying the Purchase Price to STPD in cash, certified funds, or by wire transfer of immediately available funds to an account specified by STPD in writing and receive in exchange therefor, an assignment of said Minority Interest and STPD's rights under its agreement with White and Weber. If Sellers default in the purchase of the Minority Interest as aforesaid, STPD shall become on the day of default the exclusive manager of the Project in accordance with the Management Agreement set forth as Exhibit B. This right of exclusive management shall constitute liquidated damages for Sellers' default and shall be STPD's sole remedy in lieu of any other remedy at law or in equity.

     10.04 ADJUSTMENT TO MANAGEMENT FEE. In the event that STPD has not terminated this Agreement pursuant to Section 8.03 and STPD does not exercise its right under Section 10.03 above, then Sellers and STPD shall re-negotiate the management fee to STPD for the Project, but in no event shall STPD receive a management fee of less than 3% of gross revenues.

     10.05 STPD DEFAULT. In the event that STPD has terminated this Agreement pursuant to Section 8.03 and subsequently defaults and does not consummate the closing of the transactions hereunder due to no fault or responsibility of Sellers, then Seller shall be entitled to purchase the Minority Interest and an assignment of STPD's rights under its agreement with White and Weber from STPD for the sum of $700,200 payable by cash, certified funds or by wire transfer of immediately available funds to an account specified by STPD in writing. In order to exercise this right, Seller must notify STPD in writing within thirty (30) days of the date of default and purchase the Minority Interest within sixty (60) days thereafter. This right to purchase and receive an assignment of the Minority Interest from Buyer shall constitute liquidated damages for Buyer's defaults and shall be Sellers' sole remedy in lieu of any other remedy at law or in equity. If, however, STPD has not purchased the Minority Interest, then STPD shall pay to Sellers liquidated damages of $100,000 as Sellers sole remedy in lieu of any other remedy at law or in equity.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     11.01 SURVIVAL. The representations and warranties of each of the parties hereto will survive the Closing until the first anniversary of the Closing Date.

     11.02 INDEMNIFICATION BY THE SELLERS. Each Seller, jointly and severally (but severally and not jointly with respect to such Seller's representations and warranties set forth in Article II), agrees to indemnify and hold harmless each of the Buyers and its respective directors, officers, employees and agents, from and against any and all loss, liability or damage suffered or incurred by any of them (including, without limitation, legal fees and expenses incurred in connection with enforcing the indemnification rights of the Buyers pursuant to this Section 11.02), by reason of (i) any untrue representation of, or breach of warranty by, the Sellers in any part of this Agreement, provided, however, that no claim for indemnity may be made pursuant to this Section 11.02 after the first anniversary of the Closing Date; and (ii) any nonfulfillment of any covenant, agreement or undertaking of any of the Sellers in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the Buyer or Buyers entitled to the benefits thereof.

     11.03 INDEMNIFICATION BY THE BUYERS. Buyer agrees to indemnify and hold harmless each of the Sellers and its respective agents, from and against any and all loss, liability or damage suffered or incurred by any of them (including, without limitation, legal fees and expenses incurred in connection with enforcing the indemnification rights of the Sellers pursuant to this Section 11.04), by reason of (i) any untrue representation of, or breach of warranty by, the Buyers in any part of this Agreement, provided, however, that no claim for indemnity may be made pursuant to this Section 11.03 after the first anniversary of the Closing ; and (ii) any nonfulfillment of any covenant, agreement or undertaking of any of the Buyers in any part of this Agreement which by its terms is to remain in effect after the First Closing and has not been waived in writing at the First Closing by the Seller or Sellers entitled to the benefits thereof.

     11.04 CLAIMS FOR INDEMNIFICATION. The parties intend that all indemnification claims hereunder be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Whenever any claim arises for indemnification hereunder, the Indemnified Party will promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party, the notice to the Indemnifying Party will specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party will not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it will deliver, within ten (10) business days after the receipt of such notice, a written objection to such claim and written specification in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party filed timely written notice of objection to any claim for indemnification, the validity and amount of such claim will be determined by arbitration pursuant to Section 13.17 hereof.

                                   ARTICLE XII

                                 DEVELOPER'S FEE

     12.01 DEVELOPER'S FEE. Sellers shall be entitled to be paid out of the costs of the Project a developer's fee. which will be paid in addition to the Cash Consideration, of $137,500 ("Developer's Fee") to be paid on the earlier of
(a) the closing of a first Deed of Trust loan with an institutional lender which approves the Developer's Fee, provided that STPD has been paid its development fee of $112,500 as a priority and (b) the Closing Date.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     13.01 EXPENSES. Each of the parties hereto will bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees, commission and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein are consummated.

     13.02 CONFIDENTIALITY. The parties hereto shall not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and they shall not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of law, unless the disclosing party first obtains the prior written consent of the other parties hereto. The term "Information" as used herein will not include any information relating to a party which the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party;
(iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. The parties hereto also shall promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the Closing not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information. This
Section 13.02 shall survive the Closings and any termination of this Agreement.

     13.03 PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements which are required by applicable law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

     13.04 RESTRICTIVE LEGEND. Each of the Sellers consents to the placing of the following legend on the certificate or certificates for STPD Shares to be issued to each such Seller in connection with the purchase of their respective Interests by the Buyers hereunder:

               THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT WITH RESPECT TO SUCH TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF SUCH LAW OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS IS AVAILABLE.

     13.05 MAINTENANCE OF AND ACCESS TO BOOKS AND RECORDS. For three (3) years after the date hereof, the Buyers and Ranchito shall cause LVGC to maintain all of its financial, accounting, tax and other books and records with respect to any period prior to the date hereof and to cooperate with and provide the Sellers and their authorized representatives reasonable access to any and all of such records during normal business hours.

     13.06 Further Assurances; Cooperation; Notification.
           ---------------------------------------------

          (a) Each party hereto will, before, at and after the Closings, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

          (b) At all times from the date hereof until the Closing, each party will promptly notify all other parties in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Article VI and Article VII hereof.

     13.07 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein, provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

     13.08 WAIVER OF COMPLIANCE: CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party or parties entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

     13.09 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     13.10 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested, or delivered by a nationally recognized overnight delivery firm; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications requirement:

          If to the Sellers:

               To:  Daniel F. Selleck, Sellers' Representative
                    c/o Selleck Properties, Inc.
                    5655 Lindero Canyon Road, #301
                    Westlake Village, California 92136
                    Phone:  (818) 991-7890 Ext. 2
                    Fax:    (818) 991-8811

               With a copy to:

                     Allen, Matkins, Leck, Gamble & Mallory LLP
                     515 South Figueroa Street, Seventh Floor
                     Los Angeles, California 90071-3398
                     Attention: Anthony S. Bouza, Esq.
                     Phone: (213) 955-5614
                     Fax:   (213) 620-8816

or to such other person or address as the Sellers' Representative will furnish to the other parties herein in writing in accordance with this Section 12.09.

          If to the Buyers:

               To:
                    Senior Tour Players Development, Inc.
                    266 Beacon Street
                    Boston, Massachusetts 02116
                    Attention:  Stanton V. Abrams, President
                    Phone:  (617) 266-3600
                    Fax:    (617) 266-1343

               With a copy to:
                    Davis, Malm & D'Agostine, P.C.
                    One Boston Place
                    Boston, Massachusetts 02108
                    Attention:  Alan L. Stanzler, Esq.
                    Phone:  (617) 367-2500
                    Fax:    (617) 523-6215

          If to Ranchito:

               To:  The Ranchito Company, LLC
                    Lodwrick M. Cook
                    13849 Weddington Street
                    Sherman Oaks, California 91401

               With a copy to:

                    Sherri Cook
                    The Ranchito Company, LLC
                    13849 Weddington Street
                    Sherman Oaks, California 91401

or to such other person or address as the relevant Buyer will furnish to the other parties hereto in writing in accordance with this Section 12.09 (provided, however, that any such writing shall be deemed furnished to all of the Sellers if furnished to the Sellers' Representative).

     13.11 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties. In no event shall STPD be relieved of liability hereunder by its transfer of certain rights to its nominee.

     13.12 GOVERNING LAW. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

     13.13 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     13.14 HEADINGS; REFERENCES. The table of contents and the headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof. All references to Articles, Sections, Schedules and Exhibits are to the Articles and Sections hereof, and the Exhibits and Schedules hereto, unless the context clearly indicates otherwise.

     13.15 ENTIRE AGREEMENT; SEVERABILITY. The Seller Disclosure Schedule, the STPD Disclosure Schedule and all other Schedules and Exhibits and other writings referred to in this Agreement and in such Disclosure Schedules or any such other Schedule or Exhibit or other writing are part of this Agreement, and together with this Agreement they embody the entire agreement and understanding of the parties hereto in respect to the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior and contemporaneous oral and written agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision shall become invalid or unenforceable under applicable law, such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

     13.16 INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in Sections 6.07 and
12.02 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which my be available, such party will be entitled to injunctive relief against the threatened breach of Sections 6.07 and 13.02 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms hereof.

     13.17 ARBITRATION. Except as otherwise expressly provided in Section 13.16 or elsewhere in this Agreement, any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation hereof, including without limitation alleged fraudulent inducement hereof, will be settled by binding arbitration in Las Vegas, Nevada, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof.

     13.18 ATTORNEYS' FEES. If any arbitration, litigation or similar proceedings are brought by any party to enforce any obligation or to pursue any remedy under this Agreement, the party prevailing in any such arbitration, litigation or similar proceeding shall be entitled to costs of collection, if any, and reasonable attorneys' fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

     13.19 LIMITATION AS TO RANCHITO. The provisions of this Agreement as to Ranchito are limited to those sections which specifically refer to Ranchito, and Ranchito shall have no liability or responsibility with respect to this Agreement except as specifically enumerated herein.

     13.20 LIMITATION AS TO SELLER'S WARRANTIES AND REPRESENTATIONS. Notwithstanding any provision herein to the contrary, Sellers shall not have any liability for any claim arising out of a breach of any warranty or representation if the claim was caused solely by the actions of White and/or Weber or the information was solely and exclusively known by White and/or Weber.

     13.21 No Limitation of Rights of STPD:
           -------------------------------

     Nothing contained in the Agreement shall in any way limit any rights or remedies against LVGC that STPD may have in connection with the promissory note and leasehold mortgage held by STPD on the Project.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BUYERS:
-------

                                           SENIOR TOUR PLAYERS DEVELOPMENT, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

SELLERS:
--------

                                           ------------------------------------
                                           DANIEL F. SELLECK

                                           ------------------------------------
                                           ROBERT D. SELLECK

                                           ------------------------------------
                                           ROBERT D. SELLECK, II

RANCHITO:                                   THE RANCHITO COMPANY LLC
--------


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I
                                   ----------

-----------------------------------------------------------
                                 Closing             STPD
Seller's Name and Address        Payment            Shares
-------------------------        -------            ------
-----------------------------------------------------------

-----------------------------------------------------------
Daniel F. Selleck             $781,550.00          183,517

-----------------------------------------------------------
Robert D. Selleck             $134,017.00           25,388

-----------------------------------------------------------
Robert D. Selleck, II         $616,483.00          160,642

-----------------------------------------------------------

                                LIST OF EXHIBITS

Exhibit A      First Amended and Restated Limited Liability Company Agreement of
               Las Vegas Golf Center, L.L.C.

Exhibit B      New LVGC Management Agreement

Exhibit C      Instrument of Assignment

Exhibit D      Shareholders' Agreement

Exhibit E      Consulting And Non Competition Agreement

Exhibit F      Registration Rights Agreement

Exhibit G      Real Property Description

Exhibit H      LVGC Balance Sheet as of November 30, 1996

Exhibit I      List of Contracts

Exhibit J      Consent to Assignment And Modification of Lease And Concession
               Agreement

Exhibit K      Assignment of Sublease And Guaranty With Spousal Consents

Exhibit L      Estoppel Certificate

Exhibit M      Contractor's Consent to Assignment And Estoppel Agreement

Exhibit N      Architect's Consent to Assignment And Estoppel Agreement

Exhibit O      Cooperation Agreement Between GCA And LVGC

Exhibit P      Opinion of Allen, Matkins, Leck, Gamble And Mallory, LLP

Exhibit Q      Release Agreement Among the Sellers, the Buyers And LVGC

                                    AGREEMENT



     THIS AGREEMENT dated November 29, 1996 by and between LARRY K. WHITE ("LKW"), DONALD A. WEBER ("DAW") (collectively "Sellers") and SENIOR TOUR PLAYERS DEVELOPMENT, INC. ("STPD" "Buyer" or "Buyers"), a Nevada Corporation.

                                   WITNESSETH

     WHEREAS, LKW owns and holds in the aggregate, beneficially and of record, sixteen (16%) percent of the membership interests ("Interests") in Las Vegas Golf Center, L.L.C., a Delaware limited liability company ("LVGC"), and DAW owns and holds in the aggregate, beneficially and of record, five and one-half (5.5%) percent of the Interests in LVGC; and

     WHEREAS, STPD, or its nominee, desires to purchase from each of the Sellers, and each of Sellers desires to sell to STPD, all of Sellers' Interests.

     NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Subject to the terms of this Agreement, each of Sellers hereby agree to sell, transfer, convey, assign and deliver to STPD, or its Nominee, and STPD, or its Nominee, hereby agrees to purchase, acquire and accept from each of the Sellers, all of such Seller's right, title and interest (whether held beneficially or of record) in and to such Seller's Interest.

     2. The aggregate purchase price to be paid by STPD for the Interests shall be (i) Four Hundred Thousand Dollars ($400,000) ("Cash Consideration") and (ii) Three Hundred Twenty Three Thousand, Two Hundred Eighty Nine (323,289) shares of common stock, $0.001 par value per share, of STPD ("STPD Shares"), payable as follows:

     Cash Consideration:     $20,000  on or before December 15, 1996
                             $180,000 on or before January 15, 1997
                             $200,000 on or before January 15, 1998

     STPD Shares:            161,645  on or before January 15, 1997
                             161,644  on or before January 15, 1998

     Each of the STPD shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be restricted security, as defined in Rule 144 promulgated under the Securities Act of 1933, as amended by the Securities and Exchange Commission. Sellers agree to vote their shares for management's slate of directors through December 31, 1998.

     3. Sellers hereby irrevocably and unconditionally (i) consent, in accordance with the requirements of Article VI of the LVGC Agreement, to the admission of STPD to LVGC as a member and the substitution of STPD for the Sellers as Members, and (ii) waives any and all requirements and conditions of execution and delivery by STPD of any assumption of any of the liabilities or obligations of any of the Sellers under the LVGC Agreement.

     4. At any time, at STPD's request and without further consideration, each of the parties hereto shall promptly execute and deliver such documents and instruments, and take all such other action, as STPD may reasonably request, more effectively to transfer, convey and assign to STPD, and to confirm STPD's admission of LVGC as a Member and the STPD's title to, all of the Sellers' respective Interests, to assist STPD in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     5. The parties hereto agree to their respective representations and warranties as contained in Exhibit A attached hereto and incorporated herein.

     6. The parties hereto agree to the indemnification provisions contained in Exhibit B attached hereto and incorporated herein.

     7. The closing shall be held in Las Vegas, Nevada on December 3, 1996 at 2:00 p.m. with the location to be agreed upon by the parties.

     8. Simultaneous with the Closing ("Closing" or "First Closing") hereof, Sellers shall cause Golf Centers of America, Inc. to assign and transfer to Las Vegas Golf Center the Ground Lease and Sublease, as specified in Paragraph 2.06 of Exhibit A, and each of any outstanding contracts, as specified in Paragraph
2.11 of Exhibit A, to LVGC pursuant to documentation reasonably satisfactory in form and substance to STPD and its counsel.

     9. Each of the Sellers consents to the placing of the following legend on the certificate or certificates for STPD Shares to be issued to each such Seller in connection with the purchase or their respective Interests by STPD hereunder:

          The Shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1993 or applicable state securities laws and may be sold, pledged, assigned or otherwise transferred only if a registration statement with respect to such transaction is in effect pursuant to the provisions of such law or if, in the opinion of counsel reasonably satisfactory to the issuer, and exemption from the registration requirements of such laws is available.

     10. STPD agrees to grant Sellers the right to demand registration of their STPD Shares on a Form S-3 registration statement or similar Form at any time after July 1, 1997. STPD shall use its best efforts to cause a registration statement to become effective immediately following July 1, 1997 or as soon as practicable thereafter. STPD shall be responsible for the costs of any such registration.

     IN WITNESS WHEREOF, the parties hereto have cause this AGREEMENT to be duly executed on the date above written.

         BUYER:       SENIOR TOUR PLAYERS DEVELOPMENT, INC.



                              By:
                                 ----------------------------------------------
                                            Its:  President


         SELLER:      ---------------------------------------------------------
                                            LARRY K. WHITE


                              -------------------------------------------------
                                            DONALD A. WEBER








                              CALCULATION OF SHARES




         Original Shares:                                      142,236

         Original Cash:                                       $830,000
         Revised Cash:                                         400,000
                  Difference                                  $430,000
                  Stock Price Per Share                       $  2.375


                           $430,000   =  181,053 shares
                              2.375

                                      +  142,236 original shares
         Revised # of Shares          =  323,289 shares